EXHIBIT 32.5

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

NEVADA POWER COMPANY (dba NV ENERGY)
(“Registrant”)

In connection with this report of Nevada Power Company (dba NV Energy) on Form 10-Q for the quarter ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof, I, E. Kevin Bethel, Chief Financial Officer of registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Financial Officer
Nevada Power Company (dba NV Energy)
(Principal Financial Officer)
November 6, 2013

This Certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the registrant specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.